As filed with the U.S. Securities and Exchange Commission on August 8, 2019
Registration Statement No. 333-202437

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
 PFIZER INC.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	13-5315170
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

 235 East 42nd Street
New York, New York 10017-5755
 (Address of Principal Executive Offices)
Pfizer Inc. 2014 Stock Plan
Pfizer Inc. 2019 Stock Plan
(Full Title of the Plan)

Margaret M. Madden
Senior Vice President and Corporate Secretary,
Chief Governance Counsel
 Pfizer Inc.
 235 East 42nd Street
 New York, New York 10017-5755
 (Name and Address of Agent for Service)

(212) 733-3451
(Telephone Number, including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer (Do not check if a smaller reporting company)	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Reg. No. 333-202437) (the “Registration Statement”) of Pfizer Inc. (the “Company” or “Registrant”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 2, 2015, registering the offer and sale of 589,018,513 shares of the Registrant’s common stock, par value $0.05 per share (the “Common Stock”) issuable under the Pfizer Inc. 2014 Stock Plan, as amended and restated (the “2014 Plan”). As of April 25, 2019, the date the Registrant’s stockholders approved the Pfizer Inc. 2019 Stock Plan (the “2019 Plan”), no further grants may be made under the 2014 Plan. Any shares that were available for issuance under the 2014 Plan and that were not subject to outstanding awards under the 2014 Plan became available for issuance under the 2019 Plan. In addition, in accordance with the 2019 Plan, shares that are subject to outstanding awards under the 2014 Plan that subsequently are forfeited, cancelled, exchanged, surrendered or terminated without a distribution of shares under the terms of the 2014 Plan again become available for issuance under the 2019 Plan.
With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.
PART I.
 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II.
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
We are incorporating by reference certain information that we have filed with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The information contained in the documents that we are incorporating by reference is considered to be part of this registration statement, and the information that we later file with the SEC will automatically update and supersede the information contained or incorporated by reference into this registration statement. We are incorporating by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019;

•	our definitive proxy statement on Schedule 14A filed on March 14, 2019;

•
our Current Reports on Form 8-K filed (not furnished) on March 6, 2019, March 11, 2019, April 29, 2019, June 17, 2019 (solely with respect to Item 8.01), June 27, 2019 and July 29, 2019 (solely with respect to Item 1.01);

•	our Quarterly Report for the quarter ended March 31, 2019, filed on May 9, 2019;

•	our Quarterly Report for the quarter ended June 30, 2019, filed on August 8, 2019; and

•
the description of our Common Stock contained in the Registration Statement on Form 8-A, which we filed with the SEC on October 6, 1997 to register such securities under the Exchange Act, including all amendments and reports for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this registration statement, a report furnished but not filed on Form 8-K under the Exchange Act shall not be incorporated by reference into this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
The validity of the securities has been passed upon by Margaret M. Madden, our Senior Vice President and Corporate Secretary, Chief Governance Counsel. Ms. Madden beneficially owns shares of our Common Stock and options to purchase shares of our Common Stock.

Item 6. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, against expenses (including, but not limited to, attorneys’ fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) actually and reasonably incurred in connection with any such action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he/she may be involved by reason of the fact that he/she served or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of an action, suit or proceeding made or brought by or in the right of the corporation to procure a judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, except for such expenses as the court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such action, suit or proceeding or with respect to any such claim, issue or matter therein, shall be indemnified against all expenses actually and reasonably incurred in connection therewith.
Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.
Pursuant to Article V, Section 1 of the By-Laws, we will indemnify and hold harmless directors and officers who were or are made or are threatened to be made a party or are otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by applicable law as it presently exists or is amended. We have entered into agreements with our directors and certain of our officers requiring us to indemnify such persons to the fullest extent permitted by the By-Laws. We also maintain insurance coverage relating to certain liabilities of directors and officers.
Item 7. Exemption from Registration Claimed
Not applicable.

Item 8. Exhibits

Exhibit Numbers	Description

4.1
Pfizer Inc. Restated Certificate of Incorporation dated April 12, 2004, incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the period ended March 28, 2004 (File No. 001-03619)

4.2
Amendment dated May 1, 2006 to Pfizer Inc. Restated Certificate of Incorporation dated April 12, 2004, incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the period ended July 2, 2006 (File No. 001-03619)

4.3	By-Laws of Pfizer Inc., as amended December 18, 2017, incorporated by reference from the Company’s Current Report on Form 8-K, filed on December 21, 2017 (File No. 001-03619)

5.1	Opinion of Margaret M. Madden, Esq.*

23.1	Consent of Margaret M. Madden, Esq. (included as part of Exhibit 5.1 hereto)*

23.2	Consent of KPMG LLP for Pfizer Inc.

24.1	Power of Attorney (included on the signature page of the Registration Statement)*

99.1	Pfizer Inc. 2014 Stock Plan, incorporated by reference from the Company’s Definitive Proxy Statement on Form DEF14A, filed on March 13, 2014

99.2	Pfizer Inc. 2019 Stock Plan, incorporated by reference from the Company’s Definitive Proxy Statement on Form DEF14A, filed on March 14, 2019
_________________
 * Previously filed with the Registration Statement
Item 9. Undertakings
(a) The undersigned Registrant hereby undertakes:
        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of August, 2019.

PFIZER INC.

By:	/s/ Margaret M. Madden
Name: Margaret M. Madden
Senior Vice President and Corporate Secretary, Chief Governance Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert Bourla	Chief Executive Officer and Director	August 8, 2019
Albert Bourla	(Principal Executive Officer)

*	Chief Financial Officer, Executive Vice President, Business Operations and Global Supply	August 8, 2019
Frank D’Amelio	(Principal Financial Officer)

*	Senior Vice President – Controller	August 8, 2019
Loretta V. Cangialosi	(Principal Accounting Officer)

*	Director	August 8, 2019
W. Don Cornwell

*	Director	August 8, 2019
Helen H. Hobbs

*	Director	August 8, 2019
James M. Kilts

*	Director	August 8, 2019
Shantanu Narayen

*	Director	August 8, 2019
Suzanne Nora Johnson

*	Director	August 8, 2019
Ian C. Read

*	Director	August 8, 2019
James C. Smith

*By:	/s/ Margaret M. Madden
Margaret M. Madden
Attorney-in-Fact